                                                                    EXHIBIT 10.6



    Automatic Flexible Premium Variable Life Reinsurance Agreement Number 2
                         (Referred to as the Agreement)

                                    Between

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                               of Largo, Florida
                         (referred to as the Reinsured)

                                      and

                       WMA LIFE INSURANCE COMPANY LIMITED

                              of Hamilton, Bermuda
                         (referred to as the Reinsurer)



                            Effective April 1, 1998


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                               TABLE OF CONTENTS

ARTICLE  TITLE                                                                  PAGE
-------  -----                                                                  ----

I.       BASIS OF REINSURANCE                                                     3
II.      DEFINITIONS                                                              4
III.     LIABILITY                                                                5
IV.      THE AMOUNT REINSURED                                                     6
V.       REDUCTION AND TERMINATIONS                                               6
VI.      PREMIUMS                                                                 7
VII.     PAYMENTS BY REINSURER                                                    7
VIII.    REPORTING                                                                7
IX.      DEPOSITS OF THE MODIFIED COINSURANCE RESERVE                             8
X.       INTEREST CREDIT (DEBIT) ON MODIFIED COINSURANCE
           RESERVE AND MODIFIED COINSURANCE RESERVE
           ADJUSTMENT                                                             8
XI.      REINSURANCE RESERVES                                                     8
XII.     SETTLEMENT OF CLAIMS                                                    10
XIII.    GENERAL PROVISIONS                                                      12
XIV.     REINSTATEMENTS                                                          17
XV.      POLICY CHANGES                                                          17
XVI.     RECAPTURE                                                               17
XVII.    ARBITRATION                                                             17
XVIII.   IMPROPER SOLICITATION OF REINSURED PLAN OWNERS                          18
XIX.     DAC TAX (Section 1.848-2(g)(8) Election)                                19
XX.      DURATION OF AGREEMENT                                                   20
XXI.     WRITTEN NOTICE                                                          21
XXII.    EXECUTION                                                               22




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         This Agreement is entered into by the Reinsured and the Reinsurer on the Execution Date. The Reinsured and the Reinsurer mutually agree to reinsure on the terms and conditions set out below.

I.       BASIS OF REINSURANCE

         1. Insurance. The reinsured will cede on an automatic basis and the Reinsurer will accept as reinsurance the individual Reinsured Plans (policies) written by the Reinsured as shown in Schedule A.

         2. Risks are reinsured on the same plan as the original policy (e.g. mortality, morbidity, lapse, surrender, expense, investment performance).

         3. Coverages. The individual Reinsured Plans reinsured as shown in Schedule A, are the Financial Freedom Builder contracts and any riders, supplemental benefits or endorsements attached thereto, with an issue date after March 31, 1998. Reinsurance will be limited in percentage as provided in Schedule Bl. Only plans sold by a Producer registered with an affiliated broker-dealer identified in Exhibit A shall be reinsured under this Agreement.

         4. The Separate Account Value will be reinsured on a modified coinsurance basis.

         5.  The Fixed Account Value will be reinsured on a coinsurance basis.

         6. In no event shall reinsurance under this Agreement be in force with respect to a Reinsured Plan unless the issuance and delivery of the Reinsured Plan is in compliance with the laws of all applicable jurisdictions and the Reinsured's corporate charter.

         7. The Reinsured declares and agrees that all Reinsured Plans and benefits covered under this Agreement shall be issued in accordance with its normal practices in effect when the Reinsured Plan is issued. These practices will be provided to the Reinsurer on request. The Reinsured will also notify the Reinsurer of any material changes made to these practices before applying them to Reinsured Plans and benefits covered by this Agreement.

         8. Reinsurance Outside This Agreement. The Reinsured retains the right to reinsure, with any reinsurer, any or all of its plans or coverages automatically in excess of the Reinsured's normal retention and facultatively, where appropriate. The Reinsured agrees to notify the Reinsurer in writing of any change in its normal retention schedule that may affect the Reinsured Plans.



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II.      DEFINITIONS

         "AMOUNT REINSURED" OR "AMOUNT OF REINSURANCE" means the amount of reinsurance ceded by the Reinsured to the Reinsurer under this Agreement on the life of an insured person(s). It is the amount of life insurance ceded for which the Reinsurer is at risk under this Agreement on the life of the insured person(s). The Amount Reinsured per insured life is calculated as set forth in Paragraph 1 of Article IV.

         "ARTICLE" OR "PARAGRAPH" refers to an Article or Paragraph of this Agreement.

         "EFFECTIVE DATE", with respect to Reinsured Plans, means the date shown in Article XXII, Execution. The Reinsured is liable for Reinsurance Premiums, less applicable Reinsurance Allowances, due on or after the Effective Date of a Reinsured Plan; and the Reinsurer is liable for any reinsured benefits occurring on or after the Effective Date.

         "EXECUTION DATE" means the date as of which this Agreement has been executed, as shown in Article XXII, Execution.

         "EXHIBIT" AND "SCHEDULE" mean, respectively, an exhibit or schedule attached to this Agreement and shall be considered part of this Agreement.

         "FIXED ACCOUNT" means allocation option(s) other than the Separate Account.

         "FIXED ACCOUNT VALUE" means the value of the Fixed Account on any valuation date.

         "GENERAL ACCOUNT STATUTORY RESERVES AND LIABILITIES" OR "GA STATUTORY RESERVES AND LIABILITIES" refers to statutory reserves and liabilities associated with the Fixed Account as held by the Reinsured for the reinsured contracts.

         "MONTHIVERSARY" has the same meaning ascribed to it in a reinsured policy. It is the day of each calendar month coinciding with a policy's Policy Date.

         "PARTY" or "PARTY" refers to either the Reinsured or the Reinsurer as appropriate, and PARTIES refers to both collectively.

         "POLICY DATE" means the policy date as set forth in the Policy Schedule of a reinsured policy. It is the date coverage is effective under the Policy and the date monthly deductions commence under the Policy. Policy months, years, Monthiversaries and anniversaries are measured from the Policy Date.

         "PREMIUMS" means initial premium and additional premiums as set forth in the Policy Value Provisions.

         "PRODUCER" means a licensed representative with a broker-dealer identified in Exhibit A.

         "REINSURED PLAN" means any life insurance policy form or rider form reinsured under this Agreement, as set forth in Schedule A.



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         "SERIES FUND" means a designated mutual fund from which each sub-account of the Separate Account will buy shares.

         "SETTLEMENT INTEREST RATE" means the interest rate for ninety (90) day dealer commercial paper as published in The Wall Street Journal or a successor or substitute publication, as agreed upon by both parties if The Wall Street Journal should cease to exist. The Settlement Interest Rate for a given month will be the Settlement Interest Rate published on the fifteenth (15th) of the month or the next following business day if the fifteenth (15th) of the month is not a publication date of The Wall Street Journal.

         "SPECIFIED AMOUNT" means the Specified Amount as set forth in the Policy Schedule of a reinsured policy.

         "SEPARATE ACCOUNT" means a separate investment account shown on the Policy Schedule page which is composed of several sub-accounts established to receive and invest net premiums under the policy.

         "SUB-ACCOUNT" means a subdivision of the Separate Account. Each Sub-account invests exclusively in the shares of a specified Series Fund portfolio.

III.     LIABILITY

         1. The liability of the Reinsurer on any reinsurance under this Agreement begins upon the effective date of this Agreement as set forth in Article XXII, Execution and ends after all Reinsured Plans reinsured have been terminated or recaptured, as set forth in
             Article XVI, Recapture.

         2. The liability of the Reinsurer to the Reinsured under this Agreement will be coexisting with the liability of the Reinsured under the Reinsured Plans reinsured and may exceed the Reinsured's contractual liability under the terms of the Reinsured Plans as described in Paragraph 3, Article XIII, General Provisions.

         3. For a Reinsured Plan or rider reinsured under this Agreement: (i) the liability of the Reinsurer under this Agreement shall commence simultaneously with the beginning of the Reinsured's liability under each corresponding Reinsured Plan or any application or conditional receipt therefor; and (ii) the liability of the Reinsured for Reinsurance Premiums under this Agreement shall begin as of the Policy Date of the reinsured policy or as of the effective date of reinsured rider, if different. The Reinsured represents that its normal underwriting practice is to promptly return any premium payment taken with an application which the Reinsured has declined without a counteroffer; however, failure of the Reinsured to do so shall not relieve the Reinsurer for its liability under this Paragraph.

         4. In no event shall the Reinsurer's liability for reinsurance continue after termination of the Reinsured's liability for any claims relating to its corresponding reinsured policy or rider.

         5. On an ongoing basis the liability of the Reinsurer, reinsurance premiums, benefits and other items due to or from each party shall be accounted for and settled and paid quarterly on the basis of the quarterly reports prepared by the Reinsured in the form of Schedules C1 and C2 and sent to Reinsurer via facsimile transmission or such other medium mutually acceptable to both parties. Also included will be any adjustments made necessary by changes in reinsurance effective during the previous quarter, or changes due to any agreed upon errors on a previous report. Payment of any amount due to be paid by the Reinsurer or the Reinsured shall be determined on a net basis and shall be paid, in United States currency, within two (2) weeks after receipt by Reinsurer of the quarterly report.

         6. The settlement, as shown in Schedule C1 and C2 will include interest on premiums received, net transfers, mortality and expense charges, and asset based allowances as shown in Schedule E1, and interest on commission and expense allowances, and interest on benefits from the Fixed Account, as shown in Schedule D1 accruing from the fifteenth (15th) of every month to the settlement date. The interest rate will be the Settlement Interest Rate of the month named on the Schedules D1 and E1. Interest will be earned from the fifteenth (15th) of the month named on Schedules D1 and E1 to the next following settlement date.

IV.      THE AMOUNT REINSURED

         1. The Amount Reinsured will be the quota share percentage, as specified in Schedule B1, of the death benefit and all other benefits provided by the Reinsured Plan, including any riders, supplementary benefits or endorsements attached thereto, as specified in Schedule A.

V.       REDUCTIONS AND TERMINATIONS

         1. If any of the Reinsured Plans reinsured under this Agreement are reduced or terminated by payment of a death benefit, withdrawal, surrender or termination due to lapsation, maturation or expiration of the Reinsured Plan, the reinsurance will be reduced proportionately. Any policy change which affects the Death Benefit Proceeds, such as a change in Option Type, a change in the policy's Specified Amount, a change in the Face Amount of a rider, or an addition or deletion of a rider, will result in a proportional change in the Amount Reinsured. If the change affects the plan, the amount of reinsurance, premiums, commissions or policy changes under cession, the Reinsured shall inform the Reinsurer in subsequent Reinsurance Reports.

         2. With regard to liability of the Reinsured under the terms of an application for a policy or rider to be reinsured under this Agreement or under the terms of a conditional receipt issued in connection with such application, the liability of the Reinsurer under this Agreement shall be equal to the quota share percentage of the Reinsured's liability, plus any amounts for which the Reinsurer is responsible under Article III.



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



         3. For purposes of Paragraph I of this Article, changes in a policy's death benefit which are due to normal cash value fluctuation shall be calculated and reported quarterly as described in Article VIII. Other changes in the Amount Reinsured due to a policy change shall be recalculated and reported under this Agreement in or for the quarter in which the policy change occurs. For this purpose, such policy changes may include, for example, a change in Option Type, a change in the policy's Specified Amount, a change in the Face Amount of a rider, and an addition or deletion of a rider.

VI.      PREMIUMS

         1. The premium to be paid to the Reinsurer by the Reinsured with respect to each reinsured policy, as specified in Schedule A, will be the quota share percentage, as specified in Schedule B1 of:

                 (i)  The total amount "Due WMA", as shown in Schedule C1, and

                 (ii) The total amount "Due WMA" as shown in Schedule C2.

VII.     PAYMENTS BY REINSURER

         1. The Reinsurer shall pay to the Reinsured the Reinsurer's quota share percentage of:

                 (i)  The total amount "Due WRL", as shown in Schedule C1, and

                 (ii) The total amount "Due WRL", as shown in Schedule C2.

VIII.    REPORTING

         1. The Reinsured shall assume responsibility for the administration of all reinsurance under this Agreement and will provide the Reinsurer with information as set forth in Schedule C1 through Schedule K of this Agreement. The Reinsurer may request, at its option, to review, at the administrative office of the Reinsured, any papers associated with the issuance of any Reinsured Plan subject to Automatic Reinsurance under this Agreement. In addition, the Reinsured will provide the Reinsurer with information necessary to properly account for the business reinsured and exercise its obligation as a member of the Investment Management Committee.

         2. Not later than twenty (20) days after the end of each quarter, the Reinsured will submit a report substantially in accordance with Schedules C1 and C2 accompanied by Schedules D2, E2, E3, G5, H5, and I. The Reinsured agrees to provide or make available to the Reinsurer such documentation as may be necessary to support the items reported.

         3. Not later than twenty (20) days after the end of each month, the Reinsured will submit a report substantially in accordance with Schedules D1, E1, J, and K.



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         4.  Not later than thirty (30) days after the end of each calendar year, the Reinsured will submit a report substantially in accordance with Schedule F.

         5. Not later than ninety (90) days after the end of each calendar year, the Reinsured will provide a copy of its statutory statement as filed with the State of Ohio.

         6. Not later than one hundred twenty (120) days after the end of each calendar year, the Reinsurer will provide a copy of The WMA Corporation Form 10-K.

         7. Not later than sixty (60) days after the end of each quarter, the Reinsurer will provide a copy of The WMA Corporation Form 10-Q.

IX.      DEPOSITS OF THE MODIFIED COINSURANCE RESERVE

         1. The Reinsurer shall deposit with the Reinsured the modified coinsurance reserves identified in Schedule H, for the business reinsured under this Agreement.

         2. For the purpose of this Article, modified coinsurance reserves are defined to be the quota share percentage of the total Separate Account Value of the Reinsured Plan.

X. INTEREST CREDIT (DEBIT) ON MODIFIED COINSURANCE RESERVE AND MODIFIED COINSURANCE RESERVE ADJUSTMENT

         1. The Reinsurer shall receive an interest credit (debit) on the modified coinsurance reserve. The amount of the credit (debit) will be determined as set forth in Schedule G.

         2. The Reinsured shall receive a modified coinsurance reserve adjustment. The amount of the adjustment will be determined as set forth in Schedule H.

         3. Both the interest credit (debit) and the modified coinsurance reserve adjustment will be made at the end of each calendar quarter.

XI.      REINSURANCE RESERVES

         1. The Reinsured shall set up an Account Payable liability in its financial statements equal to the quota share percentage of the excess, if any, of the total Separate Account Value of the Reinsured Plan over the total Separate Account Statutory Reserve of the Reinsured Plan. The Reinsurer shall set up an Account Receivable asset equal to the Account Payable liability set up by the Reinsured.



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         2.  The Reinsurer shall set up an Account Payable liability in its financial statements equal to the quota share percentage of the excess, if any, of the total Separate Account Statutory Reserve of the Reinsured Plan over the total Separate Account Value of the Reinsured Plan. The Reinsured shall set up an Account Receivable asset equal to the Account Payable liability set up by the Reinsurer.

         3. The Reinsured will reduce its General Account Statutory Reserves and Liabilities by the quota share percentage of the total General Account Statutory Reserves and Liabilities attributable to the Reinsured Plan, as shown in Schedule C2. The Reinsurer will set up General Account Statutory Reserves and Liabilities equal to the reduction taken by the Reinsured.

         4. For purposes of Paragraphs 1, 2 and 3 of this Article, the Statutory Reserves shall be calculated by the Reinsured according to the "Commissioners Reserve Valuation Method For Universal Life Policies" as prescribed in the NAIC Standard Valuation Law and approved by the State of Ohio Department of Insurance. The General Account Statutory Reserves and Liabilities will be the reserves associated win the Fixed Account and will include the reserves for the Terminal Illness Accelerated Death Benefit Rider.

         5. In the event the Reinsurer is not licensed or otherwise accredited or authorized as a reinsurer in the State of Ohio, and in any other jurisdiction where the Reinsured is licensed to do business, the Reinsurer agrees to provide Letter(s) of Credit or other forms of security acceptable to the State of Ohio otherwise available. Such Letter(s) of Credit or other method(s) shall be issued in compliance with the statutes and regulations of the State of Ohio and shall be issued by a financial institution located in the United States chosen by the Reinsurer, which has applied for and has met the standards of financial conditions set forth by the NAIC's Securities Valuation Office.

         6. The Letter(s) of Credit in favor of the Reinsured will be an amount which at all times must equal or exceed the reinsurance credits taken or reasonably estimated to be taken by the Reinsured in connection with this Agreement under Exhibit 8, and under Exhibit 11, Part 1, Column 3, Line 4c, and any other liabilities held for the Reinsured Policies and reported on the Reinsured's statutory financial statements. Subject to the approval of the State of Ohio Department of Insurance, the amount of the Letter of Credit may be reduced by the quota share percentage of the excess of the Separate Account Value over the Separate Account Statutory Reserve. Should the reinsurance credit not be allowed, as a result of this reduction in any applicable jurisdiction, the Letter of Credit will be restored to the value that it would have been without this reduction.

         7. The Letter(s) of Credit shall be substantially in the form set forth in Exhibit B or in such other form as the Ohio Insurance Department or other applicable state Insurance Department may require or permit. The terms of the Letter(s) of Credit shall provide that: it is not conditioned on the delivery of any other documents or materials; it is irrevocable without the consent of the Reinsured; it is automatically renewable as provided in Exhibit B; and its initial term is for a period of not less than one (1) year. Such Letter(s) of Credit may be drawn upon at any time, notwithstanding any other provisions in this Agreement, but shall be utilized by the Reinsured or its successors only for one or more of the following reasons:

             (i) to fund an account on behalf of the Reinsured in an amount at least equal to the deduction, for reinsurance ceded, from the Reinsured's reserves and liabilities for Reinsured Plans, as specified in this Article; and

             (ii) to pay any other amounts the Reinsured claims are due under this Agreement.

         8. Such Letter(s) of Credit shall be promptly issued and delivered to the Reinsured; but in no event shall the Letter(s) of Credit be issued or confirmed later than December 31 in respect of the year for which the Reinsured is taking credits for such reinsurance in its statutory financial statements, and in no event shall the Letter(s) of Credit be delivered to the Reinsured later than thirty
             (30) days after such December 31.

XII.     SETTLEMENT OF CLAIMS

         1. Notice. On a monthly basis, the Reinsured shall provide notice to the Reinsurer of any death claims reported, paid, or outstanding in a report in the form of Schedule K. On a quarterly basis, the Reinsured shall account to the Reinsurer for any death claims due, as provided in Paragraph I of Article IV. Reinsured agrees to furnish Reinsurer with copies of the proof of loss or other written materials relating to a specific claim upon request of Reinsurer or as provided in Paragraph 5 of this Article.

         2. Standard Claim Practices. Reinsured agrees to act in accord with its standard practices applicable to all claims in enforcing the terms and conditions of the reinsured policies or reinsured riders and with respect to the administration, negotiation, payment, denial, or settlement of any claim or legal proceeding.

         3. Payment and Settlement of Claim. Reinsurer agrees to accept the good faith decision of the Reinsured in payment or settlement of any claim for which Reinsurer has received the required notice. Reinsurer agrees to pay Reinsured the Amount Reinsured on which Reinsurance Premiums have been computed upon receiving proper evidence the Reinsured has paid a policy claim.

         4. The Reinsurer agrees to pay an expense allowance as set forth in Schedules D1 and D2 for all claims as specified.



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         5.  Reinsurer's Liability for Covered Claim Expenses. Except as
             provided in Paragraph 6 of this Article, Reinsurer's liability shall include indemnification of the quota share percentage of any covered claim expenses incurred by Reinsured in defending or investigating a policy claim. Covered claim expenses are in addition to the claim expense allowance and shall include, but not be limited to, cost of investigation, legal fees, court costs and interest charges and cost of interpleader proceedings. Covered claim expenses shall not include:

             a)   Compensation of salaried officers and employees;

             b)   routine investigative expenses of incontestable claims;

         6. Contested, Litigated or Compromised Claims. The Reinsured shall promptly notify Reinsurer of its intention to contest, compromise or litigate any claim on a Reinsured Plan or its intention to investigate or defend any litigation initiated against the Reinsured in response to the Reinsured's denial of a claim on a Reinsured Plan. With or immediately following such notice, the Reinsured shall furnish Reinsurer with copies of written materials relating to such claim. Reinsurer shall promptly notify Reinsured of its decision whether or not to accept any such action. If Reinsurer declines to accept any such action, it will pay the full Amount Reinsured, as if there had been no such contest, compromise or litigation, and will be fully discharged as of the date of such payment from any further liability on that claim under Paragraph 5 of this Article. If the Reinsurer accepts such action, then: (i) Reinsurer shall continue to share in the covered claim expenses as described in Paragraph 5; (ii) the Reinsured shall keep the Reinsurer informed of the status of any legal proceeding or settlement negotiations in connection with such claim; and (iii) if the contest or compromise reduces the amount of the Reinsured's liability, the Reinsurer's liability shall be reduced to its quota share percentage of the reduced amount.

         7. Recovery from Third Party. The Reinsured shall promptly notify Reinsurer if the Reinsured should assert or bring a claim or action against a third party for contribution, indemnification or similar grounds to recover from the third party any monies paid or expenses incurred by the Reinsured in connection with a policy claim reinsured under this Agreement. Upon request, the Reinsured shall furnish Reinsurer with copies of written materials relating to such third party claim or action. Reinsurer shall promptly notify Reinsured of its decision whether or not to share in the expenses and potential recovery of any such proceeding. If Reinsurer declines to so accept any such proceeding, Reinsurer shall not participate in any costs of such proceeding and shall not share in any monies so recovered by the Reinsured. If the Reinsurer accepts such action, then the Reinsurer shall continue to share in the expenses of that proceeding and the Reinsurer shall share in any monies recovered by the Reinsured. The Reinsured shall keep the Reinsurer informed of the status of such proceeding or settlement negotiations in connection with such proceeding.

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         8.  Adjustments for Misstatements. If the amount claimed as death benefit under a reinsured policy or reinsured rider is increased or reduced because of a misstatement of age, sex or smoker status, the Reinsured Amount will be calculated based on the adjusted amount of death benefit and the Amount Reinsured will, if applicable, be increased or decreased proportionately.

         9. Interest. If the Reinsured pays interest on a claim, Reinsurer agrees to pay the interest on the Amount Reinsured computed at the same rate and for the same period as that paid by the Reinsured, but in no event later than the date the claim is finally adjudicated by the Reinsured.

         10. Statutory Penalties. If the Reinsured is required to pay penalties or interest imposed automatically by statute, other than penalties or interest arising from Reinsured's negligent or intentional violation of such a statute, Reinsurer shall indemnify the Reinsured for the quota share percentage of such penalties and interest.

         11. Terminal Illness Accelerated Death Benefit Rider. The Reinsurer shall participate in any claim under any Terminal Illness Accelerated Death Benefit Rider in connection with the Reinsured Plans. A claim for accelerated death benefits shall be treated under this Agreement as though it were a death claim and as though the death occurred on the date the claim was made. If the claimant elects to take less than 100% of the benefit under the Terminal Illness Accelerated Death Benefit Rider and the reinsured policy thereby remains in force, then the Reinsurer shall pay the Reinsured for the Terminal Illness Accelerated Death Benefit Rider an amount equal to the accelerated percentage elected by the claimant multiplied by the present value, calculated in accordance with the rider form, of the Amount Reinsured; and the reduced Amount Reinsured for the policy shall be equal to the original Amount Reinsured reduced by the same percentage used to calculate the benefits paid under the Terminal Illness Accelerated Death Benefit Rider.

XIII.    GENERAL PROVISIONS

         1. Parties to Agreement. This Agreement is a contract solely between the Reinsurer and the Reinsured. The acceptance of reinsurance hereunder shall not create any right or legal relation between the Reinsurer and the insured, beneficiary, or any other party to any Reinsured Plan hereunder.

         2. Reinsurance Conditions. The reinsurance is subject to the same limitations and conditions as the insurance under the Reinsured Plan written by the Reinsured on which the coinsurance is based.

         3. Expenses. The Reinsurer will have liability equal to the quota share percentage of any extra-contractual damages which are rendered against the Reinsured as a result of acts, commission or course of conduct committed by a Producer of an affiliated broker-dealer identified in Exhibit A, in connection with the Reinsured Plans. The Reinsurer will receive the quota share percentage of any reimbursement that the Reinsured collects from World Marketing Alliance, Inc.

             or its affiliates. In no event whatsoever will the Reinsured have any liability for extra-contractual damages assessed against the Reinsurer as a result of acts, omissions, or course of conduct committed by the Reinsurer in connection with the reinsurance of the Reinsured Plans under this Agreement.

         4. Oversights. If failure to pay any premium due or to perform any other act required by this Agreement is unintentional and is caused by misunderstanding oversight or clerical error, the Reinsured and the Reinsurer shall be restored to the position they would have occupied had the misunderstanding, oversight or clerical error not occurred.

         5. Inspection. The Reinsured and the Reinsurer, their auditors and any regulators having authority over the Reinsured and/or the Reinsurer, shall have the right, at all reasonable times, and at their expense, to inspect at the office of the other party all books, records, procedures, and documents of the other party relating to this Agreement. A party or its auditor conducting such inspection shall give the other party one (1) week advance written notice. The Reinsured, its auditors and regulators shall have the same right to inspect, verify and value any assets held in a trust account or otherwise held for the benefit of the Reinsured. The party being audited or inspected agrees to cooperate in the audit, including providing any information requested by the other party or its auditor in advance of the audit or inspection. Upon request, the Reinsured agrees to permit the Reinsurer, at all reasonable times and at Reinsurer's expense, to inspect at the office of the Reinsured, any underwriting information in the Reinsured's files pertaining to a reinsured policy or reinsured rider.

             It is mutually agreed by the Reinsured and the Reinsurer that any information that is made available for inspection under this section of the Agreement shall, to the extent legally possible, be kept confidential and under no circumstances may this information be disclosed to, or made available for inspection by, any third party without the prior consent of the other contracting party.

         6. Assignment or transfer. In no event shall either the Reinsured or the Reinsurer assign any of its rights, duties or obligations under this Agreement without the prior written approval of the other party. Such approval shall not unreasonably be withheld.

             In no event shall either the Reinsured or the Reinsurer transfer either the Reinsured Plans reinsured under this Agreement or the reinsurance without the prior written approval of the other party. Such approval shall not unreasonably be withheld.

         7. Entire Agreement. This Agreement represents the entire agreement between the Reinsurer and the Reinsured and supersedes any prior oral or written agreements between the parties regarding its subject matter.

         8. Alterations to Agreement. Any alteration which may from time to time become necessary in this Agreement shall be made by amendment attached to the Agreement embodying such alterations as may be agreed upon and taken as part of this Agreement and equally binding. No modification or waiver of any provision of this Agreement shall be effective unless set forth in written amendment to this Agreement, which is executed by both parties. A waiver shall constitute a waiver only with respect to the particular circumstance for which it is given and not a waiver of any future circumstance.

         9. If any provision of this Agreement shall be held or made invalid by an order of a court of competent jurisdiction, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with the applicable federal law and the laws of the State of Ohio and the rights and obligations of this Agreement shall, at all times, be regulated under the laws of the State of Ohio.

         10. Taxes. The Reinsurer shall reimburse the Reinsured for any U.S. Excise Tax the Reinsured is required to pay under the U.S. Internal Revenue Code for the reason that the Reinsurer fails to make an election or terminates its election to file U.S. federal income tax returns or otherwise ceases or fails to file such return. The Reinsurer shall reimburse the Reinsured for the quota share percentage of any other federal or state taxes or state guaranty fund assessments the Reinsured may be required to pay with respect to the Reinsured Plans, but not including federal income tax paid with respect to the Reinsured Plans. This Paragraph does not diminish in any way the provisions of Article XIX, DAC Tax.

         11. Insolvency of the Reinsured.

             (a) The Reinsured shall immediately give Reinsurer written notice of an event constituting insolvency of the Reinsured. However, whether such notice is timely given or not, in the event of the insolvency of the Reinsured, all amounts relating to reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Reinsured or to its liquidator, receiver or statutory successor on the basis of the liability of the Reinsured without diminution because of the insolvency of the Reinsured or because the Reinsured or Reinsured's legal representative has failed to pay all or a portion of amounts owed to Reinsurer under this Agreement. It is understood, however, that in the event of the insolvency of the Reinsured, the liquidator or receiver or statutory successor of the insolvent Reinsured shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Reinsured on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim that the Reinsurer may investigate such claim and interpose in the name of the Reinsured (or its liquidator, receiver or statutory successor), at the Reinsurer's own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Reinsured or its liquidator or receiver or statutory successor.

             (b) It is further understood that the expenses thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Reinsured as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Reinsured solely as a result of the defense undertaken by the Reinsurer. When two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Reinsured.

         12. Insolvency of the Reinsurer. The Reinsurer shall immediately give the Reinsured written notice of an event constituting insolvence of the Reinsurer. Upon the insolvency of the Reinsurer, whether notice thereof was given by the Reinsurer or not, the Reinsured has the right to immediately, by written notice, terminate this Agreement and recapture all reinsurance under this Agreement. Notwithstanding such termination or recapture, Reinsurer or its legal representative shall continue to be liable to the Reinsured for any obligations of the Reinsurer under this Agreement still outstanding after giving effect to such recapture.

         13. For the purpose of this Agreement, either the Reinsurer or the Reinsured shall be deemed "insolvent" under the following circumstances:

             (a) when a cease and desist order or injunction has been issued by the commissioner or a court of competent jurisdiction in its state or jurisdiction of domicile ordering either party to cease and desist from transacting, soliciting or writing any new business of any kind and is reasonably expected to result in conservatorship, rehabilitation, receivership, or liquidation; or

             (b) when a court of competent jurisdiction order is issued voluntarily or involuntarily placing either party into conservatorship, rehabilitation, receivership, or liquidation, or appointing a conservator, rehabilitator, receiver or liquidator to take over the business of either party; or

             (c) when it files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation or similar law or statute.

         14. Offset. The Reinsurer and the Reinsured shall consider any balance due and unpaid, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, whether on account of premiums, allowances, policy charges, losses, claims expenses, or any other amount in accordance with the terms of this Agreement, or any other reinsurance agreement, due from one party to another to be mutual debits or credits under this Agreement and shall be offset and only the balance allowed or paid. If either the Reinsured or Reinsurer is then under any formal insolvency proceedings, this right of offset shall be subject to the laws of the domiciliary jurisdiction of the then insolvent party.

         15. Non-Guaranteed Charges, Benefits and Interest Rates. The Reinsured agrees to manage the non-guaranteed charges, benefits, and interest rates in a way that balances the interests of the owners, agents, stockholders, contract owners, and the Reinsurer, while exercising sound actuarial professional judgment. Any changes in the non-guaranteed contract charges, benefits, and interest rates will be accompanied by an actuarial report prepared in accordance with the standards described in the Actuarial Standards of Practice No. 1, as Reformatted and Readopted in 1990 by the Actuarial Standards Board. The actuarial report should disclose a description of the framework within which the actuary's advice has been developed, a description of the facts, methods, procedures and assumptions upon which the advice was based, and the other information called for by the Actuarial Standard of Practice No. 1. Should the Reinsurer determine that the Reinsured has not balanced the interests of the Reinsured with the interests of the Reinsurer and agreement cannot be reached, any claims may be settled by arbitration in accordance with Article XVII, Arbitration.

         16. Investment Management Committee. The parties shall form an Investment Management Committee consisting of one (1) member each from the Reinsured and the Reinsurer. The Reinsured shall provide the Reinsurer copies of its investment policies and crediting rate strategies. The Reinsurer shall provide the Reinsured its investment policies. If either party changes its investment policies or crediting rate strategies, it shall promptly provide the other party a copy of such changes. The purpose and function of the Investment Management Committee shall be to recommend crediting rates to the Reinsured for approval in accordance with the provision set forth in Exhibit C, Guidelines for Crediting Rates.

         17. Forms and Manuals. The Reinsured agrees to make available to the Reinsurer copies of all appropriate policy forms, prospectuses, application forms, and other related material. If new material is published, or changes are made in the material already filed, the Reinsured agrees to promptly provide the Reinsurer with copies of such material.

         18. Headings. The headings of the Articles, Paragraphs and any subparagraphs and Schedules of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

         19. Definitions. Any defined term used in this Agreement shall have the meaning ascribed to it in this Article. Any term not defined in this Agreement which is in general usage in the life reinsurance industry shall be given the same meaning as such general usage ascribes to that term, giving due consideration to the context in which the term is used in this Agreement.

XIV.     REINSTALLMENTS

         1. Should a Reinsured Plan lapse and subsequently be reinstated in accordance with its terms and the normal rules of the Reinsured, the reinsurance shall be reinstated automatically.

XV.      POLICY CHANGES

         1. Should the Reinsured make any material changes (including but not limited to a change in Face Amount, Specified Amount or Rating Classification) in the provisions and conditions of a Reinsured Plan issued to an insured and upon which reinsurance shall have been granted hereunder, the Reinsured shall reflect such policy changes, as appropriate, in the monthly reports called for in
             Article VIII, Reporting.

         2. The Reinsured agrees to notify the Reinsurer in writing of any anticipated material changes in the terms and conditions of the Reinsured Plans.

XVI.     RECAPTURE

         1. Business reinsured under this Agreement will not be eligible for recapture, except the Reinsured reserves the right to recapture any business that has been enforce thirty-five (35) years after the policy issue date. Furthermore, should a state regulatory body rule that this Agreement is not valid for any reason, and there is no remedial action available to correct the situation, the Reinsured reserves the right to recapture that portion of the business that was reinsured. Any adjustment in values as a result of recapture will be agreed upon at the time of the recapture. If agreement cannot be reached, any claims will be settled in accordance with the provision of Article XVII, Arbitration.

XVII.    ARBITRATION

         1. Any controversy or claim between the Reinsured and the Reinsurer, arising out of or relating to this Agreement or the breach thereof or the coverage of this arbitration provision, shall be settled by arbitration.

         2. There shall be three (3) arbitrators who shall be current or former officers of life insurance companies or life reinsurers. However, unless otherwise consented to in writing by the parties, such person shall not be a current or former employee of, or current or former consultant to, the parties or any affiliate or reinsurer of the parties; nor shall he or she have any current employment or affiliation with, consulting or contractual engagement with, or financial interest in: a party to this Agreement or persons or companies affiliated or associated with a party to this Agreement. The Reinsured shall appoint one of the arbitrators and the Reinsurer shall appoint a second arbitrator and these two arbitrators shall select the third. If either party shall fail to appoint an arbitrator within thirty (30) days after the other party has given notice of its appointment of an arbitrator, the appointment of the arbitrator for the party which has so failed to appoint an arbitrator shall be left to the other party. Should the two arbitrators appointed by or for the parties fail to agree on the choice of the third, within sixty (60) days of their appointment then each of them shall name three (3) individuals, of whom the other shall decline two (2), and the decision shall be made by drawing lots.

         3. Arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association which shall be in effect on the date of delivery of demand for arbitration; except, however, that arbitrators shall be appointed in accordance with the provisions of Paragraph 2 of this Article and that, to the extent any other terms or provisions of this Article are inconsistent with or in conflict with the Commercial Arbitration Rules, this Article shall control.

         4. The arbitration shall be conducted in a location to be determined by a majority of the Arbitrators.

         5. The Reinsured and the Reinsurer shall each pay that part of the expense of arbitration which shall be apportioned to it by the arbitrators.

         6. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in any court having jurisdiction thereof.

         7. The Arbitrators shall base their decision on the terms and conditions of this Agreement and, as necessary, on the customs and practices of the life reinsurance and life insurance industries rather than on a strict interpretation of applicable law.

XVIII.   IMPROPER SOLICITATION OF REINSURED PLAN OWNERS

         1. Neither party, nor any affiliate thereof, shall contact or authorize any other person to contact owners of the Reinsured Plans for the purpose of soliciting surrender of the Reinsured Plans, conversion of the Reinsured Plans to another form of insurance, making policy loans or withdrawals without prior written approval of the other party.

XIX.     DAC TAX - SECTION 1.848 2(g)(8) ELECTION

         1. The Reinsurer and the Reinsured each acknowledge that it is subject to taxation under Subchapter "L" of the Internal Revenue Code of 1986 (The "Code").

         2. The Reinsured and the Reinsurer hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for 1998 and for all subsequent taxable years for which this Agreement remains in effect.

         3. The terms used in this Article are defined by reference to Regulation Section 1.848-2 in effect December 1992.

         4. Each party agrees to attach a schedule to its federal income tax return which identifies this Agreement for which the joint election under the Regulation has been made.

         5. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(C)(1).

         6. Both Parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

         7. The Reinsured will submit a schedule to the Reinsurer by May 1, of each year, of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Reinsured stating that the Reinsured will report such net consideration on its tax return for the preceding calendar year.

         8. The Reinsurer may contest such calculation by providing an alternative calculation to the Reinsured in writing within thirty
             (30) days of the Reinsurer's receipt of the Reinsured's calculation. If the Reinsurer does not so notify the Reinsured, the Reinsurer will report the net consideration as determined by the Reinsured in the Reinsurer's tax return for the previous calendar year.

             If the Reinsurer contests the Reinsured's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Reinsured and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

XX.      DURATION OF AGREEMENT

         1. Except as provided in Article XVI, Recapture, inforce reinsurance which has been ceded under this Agreement shall be unlimited as to its duration and shall be maintained in force for so long as such policies shall remain in force and the reinsurance premiums and payments referenced in Articles VI and VII, Premiums and Payments By Reinsurer are paid when due.

         2.  Term of Agreement. The initial term of this Agreement shall be five
             (5) years. During and after the initial term, this Agreement may be canceled as it pertains to the reinsurance of new business thereafter:

             (a) immediately upon written notice by a party if the other party becomes insolvent, dissolves, ceases to legally exist, or otherwise ceases to be legally authorized to act as a reinsurer or insurer, respectively, in its domiciliary jurisdiction;

             (b) upon thirty (30) days written notice by a party if the other party has materially breached this Agreement and has failed to cure such breach within such thirty (30) days;

             (c)  when and as agreed upon by the parties in writing.

         3. After the initial term of this Agreement, this Agreement may also be canceled by either party, as it pertains to the reinsurance of new business thereafter, by giving three hundred sixty-five (365) days advance notice of cancellation in writing. In such case, the Reinsured shall continue to cede, and the Reinsurer shall continue to accept reinsurance, under this Agreement on policies and riders issued during the three hundred sixty-five (365) day period, and the interest of the Reinsurer in new business shall cease at the end of the three hundred sixty-five (365) day period.

XXI.     WRITTEN NOTICE

         1. Any notice given in connection with this Agreement shall be deemed to be provided when it is sent by facsimile to the numbers shown below, or by first class mail or by courier to the addresses set forth below, or to the last address or facsimile number of record such party designates in writing:

             If to the Reinsured:                     With a Copy to:
             -------------------                      --------------
             Western Reserve Life Assurance Co. of    Western Reserve Life Assurance Co. of
             Ohio                                     Ohio
             201 Highland Avenue                      201 Highland Avenue
             Largo, Florida 33770                     Largo, Florida 33770
             Attn: Alan Yaeger, Chief Actuary         Attn: Larry Kirkland, Managing Actuary
             Facsimile (727) 587-1834                 Facsimile: (727) 587-1834

             If to the Reinsurer:                     With a Copy to:
             -------------------                      --------------
             WMA Life Insurance Company Limited       The WMA Corporation
             Third Floor, 44 Church Street            11315 Johns Creek Parkway
             Hamilton HM 12, Bermuda                  Duluth, GA 30097-1517
             Attn: Manager                            Attn: Chief Financial Officer
             Facsimile: (441) 296-1058                Facsimile: (770) 248-3331

                                                      James F. Tenney, Esq.
                                                      Merritt & Tenney
                                                      200 Galleria Parkway, Suite 500
                                                      Atlanta, GA 30067
                                                      Facsimile: (770) 952-0028

XXII.    EXECUTION

         In witness of the above, the Reinsured and the Reinsurer, by their respective officers have executed this Agreement in duplicate at the dates and places indicated and shall be effective as of April 1, 1998.

         WESTERN RESERVE LIFE                WMA LIFE INSURANCE
         ASSURANCE CO. OF OHIO               LIMITED COMPANY

         at  Largo, FL                       at  Atlanta, GA
           ---------------------------         ---------------------------------

         on  August 12, 1998.                on  August 13, 1998.
           ------------------                   -----------------


         By:  Larry Kirkland                 By:  Thomas Wood Montgomery
            --------------------------          --------------------------------
         Title: VP & Managing Actuary        Title: Exec. VP


         By:  Charles Boswell                By: Edward F. McKernan
            --------------------------          --------------------------------
         Title: VP                           Title: VP & Actuary

                                   EXHIBIT A

                                    PRODUCER

Flexible Premium Variable Life policies, applicable riders, and endorsements must be sold by and distributed through: WMA Securities, Inc. (and/or its successors) and its affiliates.

                                   EXHIBIT B
                            FORM OF LETTER OF CREDIT



Effective Date



Western Reserve Life Assurance Co. of Ohio
201 Highland Avenue
Clearwater, FL 33770


Gentlemen:

We have established this clean, irrevocable and unconditional Letter of Credit in your favor as beneficiary for drawings up to ______________________________ effective immediately. This Letter of Credit is issued, and payable at our office at ___________________________________________ and expires with our close of business on _______________________. Except when the amount of this Letter of Credit is increased, this Letter of Credit cannot be modified or revoked without your consent.

The term "Beneficiary" includes any successor by operation of law of the named Beneficiary. If a court of law appoints a successor in interest to the named Beneficiary, then the named Beneficiary includes and is limited to the court appointed domiciliary receiver (including conservator, rehabilitator or liquidator).

We hereby undertake to promptly honor your sight draft(s) drawn on us, indicating our Letter of Credit No. ______, for all or any part of this Letter of Credit upon presentation of your draft drawn on us at our office specified in paragraph one on or before the expiration date hereof or any automatically extended expiry date.

Except as expressly stated herein, this undertaking is not subject to any agreement, requirement or qualification. Our obligation under this Letter of Credit is our individual obligation and is in no way contingent upon reimbursement with respect thereto, or upon our ability to perfect any lien, security interest or any other reimbursement.

This Letter of Credit is deemed to be automatically extended, without amendment, for one year from the expiration date hereof, or any future expiration date, unless at least thirty days prior to such expiration date we notify you by Registered Mail or Certified Mail that this Letter of Credit will not be renewed for any such additional period.

This Letter of Credit is subject to and governed by the Laws of the State of Ohio and the 1993 Revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication 500) and, in the event of any conflict, the Laws of the State of Ohio will control. If this Letter of Credit expires during an interruption of business as described in
Article 17 of said Publication 500, we hereby specifically agree to effect payment if this Letter of Credit is drawn against within thirty days after the resumption of business.

                                    Very truly yours,

                                   EXHIBIT C

                         GUIDELINES FOR CREDITING RATES


The Investment Management Committee adopts the following guidelines for recommending crediting rates:

         1. In each quarter, the Investment Management Committee will present its recommended crediting rates for the following quarter to the Reinsured for approval. In recommending such rates, the Investment Management Committee shall consider the expected earned rate for the quarter (the reinsured portion of which will be provided by the Reinsurer), the assumed pricing spread, and any potential adverse impact which rate changes may have on the persistency of the block of business.

         2. It is expected the Investment Management Committee and the reinsured will be able to reach agreement. However, if the Investment Management Committee and the reinsured are unable to reach agreement, the Reinsured may establish the renewal crediting rates.

         3. Should the ownership of the Reinsured change from that which existed at the inception of this Agreement, or should the total amount of the Fixed Account premiums ceded to any one reinsurer exceed the Fixed Account premiums retained for the Reinsured Plans for any quarter, the Reinsured may not set a crediting rate that exceeds the rate in effect at the time of the change in ownership or retention for three years from that change.

                                   Schedule A

                               BUSINESS REINSURED

FORM NUMBER                DESCRIPTION
-----------                -----------
VL.03                      Flexible Premium Variable Life Insurance
ACCDB-10/94                Standard Accelerated DB Rider
ACCDB CT-10/94             Accelerated DB Rider -- CT
ACCDB IN-10/94             Accelerated DB Rider -- IN
ACCDB MN-10/94             Accelerated DB Rider -- MN
ACCDB MS-01/95             Accelerated DB Rider -- MS
ACCDB SC-02/95             Accelerated DB Rider -- SC
ACCDBTX                    Accelerated DB Rider -- TX
AG.41.07.80-SD             All SD Replacements
END.05.04.79               All IL policies
EVL123MT-1997              MT FFBs
Form IGAIL                 All IL policies
IGAKS                      All KS policies
IGAMD                      All MD policies
IGAMT                      All MT policies
IGANC                      All NC policies
IGANH-V                    All variable NH policies
IGATX                      All TX policies
IGA.NP.TX2                 All TX FFBs
IGA00012                   All CA policies
IGA00013                   All NV policies
IGA00015                   All HI Variable policies
IGA00016                   All AR policies
IGA00017                   All CO policies
IGA00019-09/92R            All LA policies
IGA00020 - 11/92           All NJ policies
IGA00021 - 11/92           All UT policies
IGA00022 - 06/93           All DC policies
IGA.01.03.89-MO-R3         All MO policies
IGA.02.06.89-OK-R          All OK policies
IGA.03.02.90-SD            All SD policies
IGA.05.04.90-TN            All variable TN policies
IGA.08.07.90-ND            All ND policies
IGA.09.12.90               All OH policies
IGA.10.05.91               All WY policies
IGA24194-WV                All WV policies
ITPCA30L                   All CA policies - Owner 60 and over
ITP.01.09.88               VA policies - Agent info filled in by Assembly area
ITP0007                    All TX policies
ITP.02.09.88               AR policies - Agent info filled in by Assembly area

ITP.03.09.88               All TN & UT policies
ITP.06.12.90-R3            All CA policies
ITP9L                      All Replacement policies - CA, CO, DE, ID, IN, IA, KS, LA, MD, MA,
                           MN, MO, NE, NM, NC, OH, OK, OR, PA, SC, TN, UT, VT. WA, WI, WY
LD00084-12/96              Welcome letter
PIR10                      Standard PIR
PIR11                      Standard PIR+
PIR10-AA                   PIR - PA, WV
PIR11-AA                   PIR+ - PA, WV
PIR10MO                    PIR - MO
PIR1lMO                    PIR+ - MO
PIR10NC                    PIR-NC
PIR11NC                    PIR+ - NC
PIR10ND                    PIR+ ND
RE.END.02.05.89            All VT WRL (internal) Replacements
RE.END.03.06.90            All KS (life) Replacements
SUIC.01.06.84              All CO FFBs
ULB1.01.05.84              Standard Disability Waiver Rider
ULB1.02.08.84              Disability Waiver Rider - NJ, PA (although FFB not available)
ULB1.03.08.84              Disability Waiver Rider - SC, WV
ULB1.04.08.84              Disability Waiver Rider - VT
ULB1.05.11.84              Disability Waiver Rider - CA
ULB2.01.05.84              Standard Accidental Death Benefit Rider
ULB2.02.06.84              Accidental Death Benefit Rider - TN
ULB2.03.07.84              Accidental Death Benefit Rider - IN, MN
ULB2.04.07.84              Accidental Death Benefit Rider - AR, GA, MO, NH, SC, WA
ULB2.05.08.84              Accidental Death Benefit Rider - PA (although FFB not available)
ULB2.06.11.84              Accidental Death Benefit Rider - CA, WV
ULB2.07.11.84              Accidental Death Benefit Rider - CT
ULB2.08.11.84              Accidental Death Benefit Rider - NJ (although FFB not available)
ULB4.01.03.86              Standard Disability Waiver and Income Rider
ULB4.03.04.86              Disability Waiver and Income Rider - SC, WV
ULB4.04.04.86              Disability Waiver and Income Rider - VT
ULB4.05.04.86              Disability Waiver and Income Rider - MO, SD
ULB4.06.05.86              Disability Waiver and Income Rider - TN
ULB4.07.12.86              Disability Waiver and Income Rider - CT
ULR2.01.05.84              Standard Other Insured Rider
ULR2.02.08.84              Other Insured Rider - WV, PA (although FFB not available in PA)
ULR2.03.10.84              Other Insured Rider - TX (although FFB not available in TX)
ULR3.01.05.84              Standard Children's Insurance Rider
ULR3.02.08.84              Children's Insurance Rider - WV, PA (although FFB not available in PA)
ULR3.03.10.86              Children's Insurance Rider - NJ (although FFB not available in NJ)

                                  Schedule B1

                             AMOUNT OF REINSURANCE

The amount of reinsurance under this Agreement shall be the Reinsurer's quota share percentage shown below of the liability of the Reinsured on all Reinsured Plans in the forms listed in Schedule A, Business Reinsured.

Quota Share Percentages for Issue Dates in 1998: For issue dates in 1998, the quota share percentage will be 20%.

Quota Share Percentages for Issue Dates in 1999 and later: The Reinsurer and the Reinsured will jointly determine the quota share percentages no later than December 1st applicable to new issues in the following calendar year. The determining factors for the quota share percentage are the expected WMA Total Flexible Premium Variable Life First Year Target Premiums Collected by the Reinsured and the expected WMA Total Flexible Premium Variable Life First Year Target Premiums written with all insurance companies for the calendar year that the quota share percentage will be applicable. This determination of the quota share percentage will be on a mutually acceptable basis, recognizing the good faith nature of this Agreement, and with references to the estimates made by both parties, based on the prior periods' target premiums.

The Scheduled Quota Share Percentages for each threshold of expected WMA Total Flexible Premium Variable Life First Year Target Premiums Collected by the Reinsured are shown in the following table:

           WMA TOTAL FLEXIBLE PREMIUM
         VARIABLE LIFE FIRST YEAR TARGET                 SCHEDULED
               PREMIUMS COLLECTED                       QUOTA SHARE
          BY THE REINSURED (IN MILLIONS)                 PERCENTAGE

                    $ 50-149                                 20%
                    $150-199                                 25%
                    $200-249                                 30%
                    $250-599                                 35%
                    $600+                                    40%

For each threshold of expected WMA Total Flexible Premium Variable Life First Year Target Premiums Collected by the Reinsured, a certain percentage of WMA Total Flexible Premium Variable Life First Year Target Premiums is expected to be collected by the Reinsured. The thresholds are as follows:

           WMA TOTAL FLEXIBLE PREMIUM         WRL'S SHARE OF        MAXIMUM "OTHER
         VARIABLE LIFE FIRST YEAR TARGET     WMA'S INDIVIDUAL     CARRIER'S" SHARE OF
               PREMIUMS COLLECTED               PRODUCTION         WMA'S INDIVIDUAL
          BY THE REINSURED (IN MILLIONS)                              PRODUCTION
                  $ 50-149                          90%                   10%
                  $150-199                          85%                   10%
                  $200-249                          80%                   10%
                  $250-349                          75%                   10%
                  $350-599                          70%                   10%
                  $600+                             70%                   10%

The scheduled quota share percentages may be reduced if:

    1. The percentage of expected WMA Total Flexible Premium Variable Life First Year Target Premiums Collected by the Reinsured is less than the Scheduled Percentage of expected WMA Total Flexible Premium Variable Life First Year Target Premiums to be Collected by the Reinsured, and/or

    2. The growth rate in expected WMA Total Flexible Premium Variable Life First Year Target Premiums Collected by the Reinsured declines, as measured by the financial reports of the Reinsured.

If the percentage of expected WMA Total Flexible Premium Variable Life First Year Target Premiums Collected by the Reinsured to expected WMA Total Flexible Premium Variable Life First Year Target Premiums Collected from all sources is less than the Scheduled Percentage of expected WMA Total Flexible Premium Variable Life First Year Target Premiums Collected by the Reinsured:

The quota share percentage may be reduced 5% for each full 10% reduction in the Reinsured's Scheduled Percentage of expected WMA Total Flexible Premium Variable Life First Year Target Premium Collected by the Reinsured, as estimated by WMA's financial statements. As an example, if the expected WMA Total Flexible Premium Variable Life First Year Target Premiums Collected by the Reinsured is $175 Million, but the $175 Million is only 75% of expected WMA Total Flexible Premium Variable Life First Year Target Premiums, the quota share percentage may be reduced from 25% to 20%.

                  VOLUME            QUOTA SHARE                % OF PRODUCTION
                                                                 TO REINSURED
                 $150-199               20%                          75%

                                  Schedule B2

DUE REINSURED

Commission and Expense Allowances*
         1. Issue and Maintenance Expense Allowance
         2. Sales and Marketing Premium Expense Allowance
         3. Commission Allowance
         4. Claim Expense Allowance
         5. Target Surplus allowance
* all multiplied by the quota share percentage.


1. Issue and Maintenance Expense Allowances
         a. Issue Expense Allowance                        -  * base per policy
                                                           -  * per rider
                                                           -  * per unit, base & rider (unit=$1,000 of specified
                                                              amount / face amount)
         b. Maintenance Expense Allowance                  -  * per policy in force at end of each calendar
            (all years)                                       month
                                                           -  * per rider in force at end of each calendar month
                                                           -  * of collected premium.
                                                           -  * per premium collection.
                                                           -  * of Separate Account Value in force at the end
                                                              of each calendar quarter.
         c. Exhibit 6 Expense Allowance                    (intended to reflect Exhibit 6 type expenses.)
                  -  Exhibit 6 Taxes Paid                  * for 1998 (to be reviewed annually thereafter.
                  -  Other, including guaranteed fund      Per the Reinsured Ledger
                     assessments
         d. Investment Operations Tax                      Accrued amount of reserve for any taxes that may result
                                                           from investment operations of sub-accounts
         e. Gains/Losses                                   All gains/losses incurred by Reinsured.

2. Sales and Marketing Premium Expense Allowance
a. Marketing Expense                                       * of collected target premium

3. Commission Allowances

Actual commissions paid per the Reinsured Ledger. Commission schedules, for information purposes only, are as follows:

         POLICY        TARGET        EXCESS        ASSET
          YEAR        PREMIUM       PREMIUM       TRAIL*
            1         *             *             *
            2         *             *             *
            3         *             *             *
            4         *             *             *
           5-10       *             *             *
           11+        *             *             *

* Paid beginning of first anniversary on cash value of policies with a cash value, net of policy loans, of $5,000 or more.


* Material omitted pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                                  Schedule B2


4. Claim Expense Allowance

a. Death Claim Expense                                     $*   per death claim on base policy, OIR and CPR
                                                           ($0 on PIR)
b. Lapse Termination Expense (CSV=0)                       $*   per lapse
c. Surrender Termination Expense (CSV>0)                   $*   per surrender

5. Target Surplus Allowance                                Currently, * of Separate Account Value less prior
                                                           Target Surplus balance accrued at an effective annual
                                                           interest rate of * (if positive); if amount is
                                                           negative, balance is paid to Reinsurer. If the
                                                           Reinsured's method or percent used in calculating Target
                                                           Surplus on the Reinsured Plans changes, which results in
                                                           an immediate change in the Target Surplus balance, the
                                                           Reinsurer may request a grade in period of no more than
                                                           five (5) years.

6. DAC Proxy Tax                                           * on Premiums and net transfers into Separate Account
                                                           from Fixed Account.


* Material omitted pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                        Schedule C1 - Quarterly Reports
                          Quarterly Settlement Report
                         WRL Financial Freedom Builder
                        Modified Coinsurance Settlement
                                  30-Jun-1998


                                                                                Total     Quota Share      Source
                                                                                -----     -----------      ------
A. Due WMA
   1. Premiums Ceded                                                                0               0       G(qr)
   2. Transfers-in form from the Fixed Allocation Account                           0               0       G(qr)
   3. Mortality and Expense Risk Charges                                            0               0      E2(qpr)
   4. Asset-Based Allowances                                                        0               0      E2(qpr)
   5.a. Administrative Charges                                                      0               0      E2(qpr)
   5.b. less: Administrative Charges from Fixed Account                             0               0      E2(qpr)
   5.c. equals: Administrative Charges from Separate Account                        0               0      E2(qpr)
   6. Policyholder Investment Gains on Separtate Account Values                     0               0        G(qr)
   7. Gain/(Loss) Adjustment on Transaction Processing                              0               0        Stat
   8. Investment Income on SA Target Surplus                                        0               0        l(qr)
   9. Commission Allowance Chargebacks                                              0               0         Ext
                                                                                -----     -----------
  10. Total Amount Due WMA = (1)+(2)+(3)+(4)+(5c)+(6)+(7)+(8)+(9)                   0               0


B. Due WRL
   1. Commission and Expense Allowances                                             0               0
      a. Issue Expense Allowance                                                    0               0         D2(qr)
      b. Maintenance Expense Allowance                                              0               0         D2(qr)
      c. Sales and Marketing Premijm Expense Allowance                              0               0         D2(qr)
      d. Commission Allowance (including end of quarter accruals)                   0               0         D2(qr)
      e. Premium Collection Expense Allowance                                       0               0         D2(qr)
      f. Termination Expense Allowance                                              0               0         D2(qr)
                                                                                -----     -----------
      g. Total Commission and Expense Allowances = sum (a) to (f)                   0               0


   2. Benefits Ceded
      a1. Surrenders                                                                0               0
      a2. less: Surrender Charges                                                   0               0        E2(qpr)
      b. Not-Taken Refunds                                                          0               0          G(qr)
      c. Maturities                                                                 0               0          G(qr)
      d. Terminations due to Disabilities                                           0               0          G(qr)
      e1. Partial Withdrawals                                                       0               0        E2(qpr)
      e2. less: Surrender Charges                                                   0               0        E2(qpr)
      f. Death Claims Paid (includes riders, interest)                              0               0          G(qr)
      g. Transfers-out to the Fixed Allocation Account                              0               0          G(qr)
                                                                                -----     -----------
      h. Total Benefits Ceded = sum (a) to (g)                                      0               0

   3. Modified Coinsurance SA Value Adjustment                                      0               0          H(qr)

   4. SA Target Surplus Adjustment                                                  0               0          l(qr)

   5. DAC Tax Allowance                                                             0               0        E2(qpr)

   6. Total Amount Due WRL = (1g)+(2h)+(3)+(4)+(5)                                  0               0


C. Balance During the Period = A(10)-B(6)                                           0               0
   1. If positive, the quota share balance is due to be paid by WRL
   2. If negative, the quota share balance is due to be paid by WMA


The column headed "WWMA Quota Share" shows the adjustment by the Quota Share Percentage.

Sources:
  D2(qr)    Schedule D2 - Quarterly Commission and Expense Report
 E2(qpr)    Schedule E2 - Quarterly Production Report
  G(qr)     Schedule G - Quartelry Interest Credit on Reserve Report
  H(qr)     Schedule H - Quarterly ModCo Reserve Adjustment Report
  I(qr)     Schedule I - Quarterly Target Surplus Adjustment Report
    Ext     WMA VUL Mod-Co Seriatim File
   Stat     WRL Stat file (Accounting general ledger)

                        Schedule C2 - Quarterly Reports
                    Quarterly Reserve and Settlement Report
                         WRL Financial Freedom Builder
                             Coinsurance Settlement
                                  30-Jun-1998

                                                                                       WMA
                                                                     Total         Quota Share          Source
                                                                     -----         -----------          ------
Reinsured FFB CRVM Statutory Reserves - GA only                          0                   0          E3(qrr)
Reinsured Mortality Charge Reserves - GA Only                            0                   0          E3(qrr)
Reinsured IPC Reserves - GA only                                         0                   0          E3(qrr)
Total Other GA Reserves and Liabilities                                  0                   0          E3(qrr)
                                                                     -----         -----------
Total GA Reserves and Liabilities                                        0                   0

Reinsured FFB SA Values                                                  0                   0          Ext
Reinsured FFB GA Values
  a.  Fixed Fund                                                         0                   0
  b.  Loan Collateral Fund                                               0                   0
  c.  Total Reinsured FFB GA Values                                      0                   0          Ext
                                                                     -----         -----------
Total Reinsured FFB Cash Values                                          0                   0



                                        Quarterly Settlement

                                                                                       WMA
A. Coinsurance Amounts Due WMA                                       Total         Quota Share          Source
   1. Transfers-in to the Fixed Account                                  0                   0          C1(qr)
   2. Loan Principal Repaid during quarter                               0                   0           Stat
   3. Loan Interest Paid during quarter                                  0                   0           Stat
   4. Interest on Premiums and Net Transfers to Fixed Account            0                   0          E2(qpr)
   5. Interest on M & E Risk Charges and A-B Allowances                  0                   0          E2(qpr)
                                                                     -----         -----------
   6. Total Due WMA                                                      0                   0

B. Coinsurance Amounts Due WRL
   1. Transfers-out from the Fixed Account                               0                   0          C1(qr)
   2. New Loans taken during quarter                                     0                   0          E2(qpr)
   3. Interest on Commission and Expense Allowances                      0                   0          E2(qpr)
   4. Interest on Benefits from Fixed Account                            0                   0          E2(qpr)
                                                                     -----         -----------
   5. Total Due WRL                                                      0                   0

C. Balance During the Period = A(6) - B(5)                               0                   0

D. Total Reinsurance Premiums (Schedule C1 and Schedule C2)                                  0          C1 & C2

E. Total Payments by the Reinsurer (Schedule C1 and Schedule C2)                             0          C1 & C2

F. Total Reinsurance Settlement for the Period: (D - E)                                      0
   1. If positive, the quota share balance is due to be paid by WRL
   2. If negative, the quota share balance is due to be paid by WMA


   Sources:
       Stat    WRL Status file (Accounting general ledger)
     C1(qr)    Schedule C1 - Quarterly Settlement Report
     C2(qr)    Schedule C2 - Quarterly Reserve and Settlement Report
    E2(qpr)    Schedule E2 - Quarterly Production Report
    E3(qrr)    Schedule E3 - Quarterly Reserve Report
      Acct     Financial Reporting Accounting and Death Claim Report

                         Schedule D1 - Monthly Reports
                  Detail of Commission and Expense Allowances
                         WRL Financial Freedom Builder
                              Modified Coinsurance
                                  30-Jun-1998



                                                                                                   WMA
                                                                                  Total        Quota Share      Source
1. Expense Allowances
     a. Issue Expense Allowance                                                        0                0
          ($* per base policy issued, -* for NTO)                     0                                          E1(mpr)
          ($* per rider issued, -$* for NTO)                          0                                          E1(mpr)
          ($* per unit, base & rider, -$* for NTO)                   0                                          E1(mpr)
     b. Maintenance Expense Allowance                                                  0                0
          * per inforce base policy end of month                     0                                          E1(mpr)
          * per inforce rider end of month                           0                                          E1(mpr)
          * of all premiums collected                                0                                          E1(mpr)
          * of .*% of SA Values                                      0                                          E3(qrr)
          Premium Tax equals:                                        0
               Premium taxes paid                                    0                                          WRL
               -Premium tax offsets                                  0                                          WRL
          Other, including guaranteed fund assessments               0
               Guar. Fund Costs                                      0                                          WRL

2. Sales and Marketing Premium Expense Allowance                                        0               0
     a. * of collected first year target premium                     0                                          E1(mpr)

3. Commission Allowances                                                                0               0
     a. First Year Commissions                                       0
        Target Premiums                                              0                                          DSS
        Excess Premiums                                              0                                          DSS
        Asset Trails                                                 0                                          DSS
     b. Renewal Years 2-10                                           0
        Target Premiums                                              0                                          DSS
        Excess Premiums                                              0                                          DSS
        Asset Trail                                                  0                                          DSS
     c. Renewal Years 11+                                                               0
        Target Premiums                                              0                                          DSS
        Excess Premiums                                              0                                          DSS
        Asset Trails                                                 0                                          DSS

4. Premium Collection Expense Allowance ($1 per collection)                             0                 0     E1(mpr)

5. Termination Expense Allowance                                                        0                 0
     a. Death Claim Expense ($* per death, base)                     0                                          E1(mpr)
     b. Death Claim Expense ($* per death, OIR or CIR)               0                                          E1(mpr)
     c. Lapse Expense ($* per lapse with net SV = 0)                 0                                          E1(mpr)
     d. Surrender Expense ($* per surrender with net SV > 0)         0                                          E1(mpr)

6. DAC Tax Allowance                                                                    0                 0     E1(mpr)
          (*% of total net transfers, including
            premium paid, to Separate Account)

Total Commission and Expense Allowance                                              -----            -----
                                                                                        0                0

The column headed "WMA Quota Share" shows the adjustment by the Quota Share Percentage.


Sources:
--------
E1(mpr)   Schedule E1 - Monthly Production Report
E3(qrr)   Schedule E3 - Quarterly Reserve Report
 WRL      Actual WRL expenses and methods of reporting
 DSS      Commission Accounting Extract


* Material omitted pursuant to Rule 24b-2 under the Securities Exchange Securities Exchange Act of 1934.

                         Schedule D2-Quarterly Reports
                  Detail of Commission and Expense Allowances
                         WRL Financial Freedom Builder
                              Modified Coinsurance
                                  30-Jun-1998

                                                                                                  WMA
                                                                                       Total    Quota Share   Source
                                                                                       -----    -----------   ------

1. Expense Allowances
     a. Issue Expense Allowance                                                           0         0
          ($*   per base policy issued, -$*   for NTO)                                    0                   E2(qpr)
          ($*   per rider issued, -$*   for NTO)                                          0                   E2(qpr)
          ($*   per unit, base & rider, -$*   for NTO)                                    0                   E2(qpr)
     b. Maintenance Expense Allowance                                                     0         0
          $*    per inforce base pollicy end of month                                     0                   E2(qpr)
          $*    per inforce rider end of month                                            0                   E2(qpr)
          *%    of all premiums collected                                                 0                   E2(qpr)
          *%    of SA Values                                                              0                   E2(qpr)
          Premium Tax equals:                                                             0
               Premium taxes paid                                                         0                     WRL
               -Premium tax offsets                                                       0                     WRL
          Other, including guaranteed fund assessments                                    0
               Guar. Fund Costs                                                           0                     WRL

2. Sales and Marketing Premium Expenses Allowance                                         0         0
     a. *% of collected first year target premium                                      0                   E2(qpr)

3. Commission Allowances                                                                  0         0
     a. First Year Commissions                                                            0
        Target Premiums                                                                   0                     DSS
        Excess Premiums                                                                   0                     DSS
        Asset Trails                                                                      0                     DSS
     b. Renewal Years 2-10                                                                0
        Target Premiums                                                                   0                     DSS
        Excess Premiums                                                                   0                     DSS
        Asset Trails                                                                      0                     DSS
     c. Renewal Years 11+                                                                 0
        Target Premiums                                                                   0                     DSS
        Excess Premiums                                                                   0                     DSS
        Asset Trails                                                                      0                     DSS

4. Premium Collection Expense Allowance ($1 per collection)                               0         0         E2(qpr)

5. Termination Expense Allowance                                                          0         0
     a. Death Claim Expense ($*   per death, base)                                        0                   E2(qpr)
     b. Death Claim Expense ($*   per death, OIR or CIR)                                  0                   E2(qpr)
     c. Lapse Expense ($*   per lapse with net SV = 0)                                    0                   E2(qpr)
     d. Surrender Expense ($*  per surrender with net SV > 0)                             0                   E2(qpr)

6. DAC Tax Allowance
          (  *% of total net transfers, including premiums paid, to Separate Account)     0         0         Ew(qpr)
                                                                                         ---       ---
Total Commission and Expense Allowance                                                    0         0


The column headed "WMA Quota Share" shows the adjustment by the Quota
 Share Percentage.

Sources:
--------

E2(qpr)   Schedule E2 - Quarterly Production Report
E3(qpr)   Schedule E3 - Quarterly Reserve Report
WRL       Actual WRL expenses and methods of reporting
DSS       Commission Accounting Extract

* Material omitted pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                         Schedule E1 -- Monthly Reports
                   Monthly Production and Policy Loads Report
                         WRL Financial Freedom Builder
                              Modified Coinsurance
                                  30-Jun-1998

                                                          Riders
                                      Base        ---------------------      Base       Rider       1998 WMA
                                    Policies      PIR, PIR+      Others      Units      Units      Quota Share      Source
                                    --------      ---------      ------      ----------------      -----------      ------

In Force    31-May-1998                    0              0           0          0          0          20%          E1(mr)

Issues                                     0              0           0          0          0                       LEx
Coverage Increases (decreases)             0              0           0          0          0                       LEx
Reinstatements                             0              0           0          0          0                       LEx
                                    ---------------------------------------------------------
    Total Increases                        0              0           0          0          0

Disabilities                               0              0           0          0          0                       LEx
Surrenders                                 0              0           0          0          0                       LEx
Not-Takens                                 0              0           0          0          0                       LEx
Maturities                                 0              0           0          0          0                       LEx
Lapses                                     0              0           0          0          0                       LEx
Expiry                                     0              0           0          0          0                       LEx
Deaths                                     0              0           0          0          0                       LEx
                                    ---------------------------------------------------------
    Total Terminations                     0              0           0          0          0

Net Change  30-Jun-1998                    0              0           0          0          0
                                    ---------------------------------------------------------
In Force    30-Jun-1998                    0              0           0          0          0

                                                           Allocated to                 Quota Share of Premiums
                                                    --------------------------         --------------------------
                                                    Fixed Acct   Separate Acct         Fixed Acct   Separate Acct
                                                    ----------   -------------         ----------   -------------
Gross Premiums
      Target premiums -- Year 1                          0            0                     0                0      Ext
      Excess premiums -- Year 1                          0            0                     0                0      Ext
  ---------------------------------------------------------------------          -----------------------------
  1st Year --------------------------------------        0            0                     0                0
  ---------------------------------------------------------------------          -----------------------------

     Target Premiums -- Years 2 - 10                     0            0                     0                0      Ext
     Excess Premiums -- Years 2 - 10                     0            0                     0                0      Ext
  ---------------------------------------------------------------------          -----------------------------
  Renewal Years 2 - 10 --------------------------        0            0                     0                0
  ---------------------------------------------------------------------          -----------------------------

     Target Premiums -- Years 11+                        0            0                     0                0      Ext
     Excess Premiums -- Years 11+                        0            0                     0                0      Ext
  ---------------------------------------------------------------------          -----------------------------
  Renewal Years 11+ -----------------------------        0            0                     0                0
  ---------------------------------------------------------------------          -----------------------------

  ---------------------------------------------------------------------          -----------------------------
  Total Premiums for all years: -----------------        0            0                     0                0
  ---------------------------------------------------------------------          -----------------------------


Administrative Charges
 Base COI Monthly Deductions                 0                   0                   0                   0              Ext
 Rider Monthly Deductions                    0                   0                   0                   0              Ext
 Monthly Policy Fee Deductions               0                   0                   0                   0              Ext
 Premium Collection Charges                  0                   0                   0                   0              Ext
 Percent of Premium Charges                  0                   0                   0                   0              Ext
------------------------------------------------------------------                   ---------------------
Total Policy Administrative Charges:-----    0                   0                   0                   0
------------------------------------------------------------------                   ---------------------
Mortality and Expense Risk Charges                               0                                       0              J(mr)

Asset-Based Allowances                                           0                                       0              J(mr)


Benefits Paid During Month:

                                     ------Fixed Account--------             ------Separate Account-----
                                   Gross With's       Surr Charges         Gross With's       Surr Charges
 1. Surrenders                               0                   0                   0                   0              Stat
 2. Not-Taken Refunds                        0                                       0                                  Stat
 3. Maturities                               0                                       0                                  Stat
 4. Disabilities                             0                                       0                                  Stat
 5. Partial Withdrawals                      0                   0                   0                   0              Stat
 6. Death Claims                             0                                       0                                  Stat
 7. New Loans                                0                                                                          Stat
Transfers - Fixed to Separate                0                                                                          Stat
Transfers - Separate to Fixed                                                        0                                  Stat

Gross Premiums Allocated to Fixed Accounts   0
Total Net Transfers to Separate Account      0

Settlement Interest Rate on     15-Jun-1998                   5.50%                                                     WSJ
Interest to End of Month on Premiums and Net Transfers to Fixed Account   0                              0              E1(mr)
Interest to EOM on Mortality and Expense Risk Charges and A-B Allowances  0                              0              E1(mr)
Interest to End of Month on Commission and Expense Allowances             0                              0              D1(mr)
Interest to End of Month on Benefits from Fixed Account                   0                              0              E1(mr)


The column headed "WMA Quota Share" shows the adjustment by the Quota Share Percentage.

Sources:

  E1(mpr)    Schedule E1 - Monthly Production Report from prior month
   J(mr)     Schedule J - Monthly M&E and Asset-Based Allowances
   LEx       Life Exhibit Access Database Report
   Ext       WMA VUL Mod-Co Seriatim File
   WSJ       Wall Street Journal published on the date shown for the Settlement
             Interest Rate

                        Schedule E2 -- Quarterly Report
                  Quarterly Production and Policy Loads Report
                         WRL Financial Freedom Builder
                              Modified Coinsurance
                                  30-Jun-1998



                                                               Riders
                                                       --------------------
                                             Base                                   Base      Rider     1998 WMA
                                           Policies    PIR, PIR+      Other         Units     Units    Quota Share    Source
                                           --------    ---------      -----         -----     -----    -----------    ------
In Force         31-Mar-1998                  0             0            0             0         0         20%        E1(mr)

Issue                                         0             0            0             0         0                    LEx
Coverage Increase (decreases)                 0             0            0             0         0                    LEx
Reinstatements                                0             0            0             0         0                    LEx
                                            ---           ---          ---           ---       ---
  Total Increases                             0             0            0             0         0


Disabilities                                  0             0            0             0         0                    LEx
Surrenders                                    0             0            0             0         0                    LEx
Not-Takens                                    0             0            0             0         0                    LEx
Maturities                                    0             0            0             0         0                    LEx
Lapses                                        0             0            0             0         0                    LEx
Expiry                                        0             0            0             0         0                    LEx
Deaths                                        0             0            0             0         0                    LEx
                                            ---           ---          ---           ---       ---
  Total Terminations                          0             0            0             0         0

Net Change       30-Jun-1998                  0             0            0             0         0
                                            ---           ---          ---           ---       ---
In Force         30-Jun-1998                  0             0            0             0         0



                                                             Allocated to             Quota Share of Premiums
                                                      Fixed Acct   Separate Acct    Fixed Acct  Separate Acct

Gross Premiums
   Target Premiums - Year 1                                0              0               0            0              Ext
   Excess Premiums - Year 1                                0              0               0            0              Ext
                                                         ---            ---             ---          ---
 1st Year.................................                 0              0               0            0
                                                         ---            ---             ---          ---

   Target Premiums - Years 2 - 10                          0              0               0            0              Ext
   Excess Premiums - Years 2 - 10                          0              0               0            0              Ext
                                                         ---            ---             ---          ---
 Renewal Years 2 - 10.....................                 0              0               0            0
                                                         ---            ---             ---          ---

   Target Premiums - Years 11+                             0              0               0            0              Ext
   Excess Premiums - Years 11+                             0              0               0            0              Ext
                                                         ---            ---             ---          ---
 Renewal Years 11+........................                 0              0               0            0
                                                         ---            ---             ---          ---
Total Premiums for all years:.............                 0              0               0            0
                                                         ---            ---             ---          ---



Administrative Charges
  Base COI Monthly Deductions                    0              0                            0               0    Ext
  Rider Monthly Deductions                       0              0                            0               0    Ext
  Monthly Policy Fee Deductions                  0              0                            0               0    Ext
  Premium Collection Charges                     0              0                            0               0    Ext
  Percent of Premium Charges                     0              0                            0               0    Ext
------------------------------------------------------------------                    -------------------------
Total Policy Administrative Charges: ------      0              0                            0               0
------------------------------------------------------------------                    -------------------------

Mortality and Expense Risk Charges                              0                                            0    J(mr)

Asset-Based Allowances                                          0                                            0    J(mr)

Benefits Paid During Month:

                                          _____Fixed Account_____                   _______Separate Account_______
                                         Gross With's    Surr Charges                 Gross With's   Surr Charges
  1. Surrenders                                  0              0                            0               0    Stat
  2. Not-Taken Refunds                           0              0                            0               0    Stat
  3. Maturities                                  0              0                            0               0    Stat
  4. Disabilities                                0              0                            0               0    Stat
  5. Partial Withdrawals                         0              0                            0               0    Stat
  6. Death Claims                                0              0                            0               0    Stat
  7. New Loans                                   0              0                            0               0    Stat
Transfers - Fixed to Separate                    0              0                            0               0    Stat
Transfers - Separate to Fixed                    0              0                            0               0    Stat

Gross Premiums Allocated to Fixed Account        0
Total Net Transfers to Separate Account          0

Settlement Interest Rate on      35,961                         0                                                 WSJ
Interest to End of Month on Premiums and Net Transfers to Fixed Account           0                          0   E1(mr)
Interest to EOM on Mortality and Expense Risk Charges and A-B Allowances          0                          0   E1(mr)
Interest to End of Month on Commission and Expense Allowances                     0                          0   D1(mr)
Interest to End of Month on Benefits from Fixed Account                           0                          0   E1(mr)

The column headed "WMA Quota Share" shows the adjustment by the Quota Share Percentage.


Sources:
--------
  E1(mpr)    Schedule E1 - Monthly Production Report from prior month
   J(mr)     Schedule J - Monthly M&E and Asset-Based Allowances
   LEx       Life Exhibit Access Database Report
   Ext       WMA VUL Mod-Co Seriatim File
   WSJ       Wall Street Journal published on the date shown for the Settlement
             Interest Rate

                        Schedule E3 - Quarterly Reports
                            Quarterly Reserve Report
                         WRL Financial Freedom Builder
                              Modified Coinsurance
                                  30-June-1998



                                                                                       WMA
                                                                  Total            Quota Share          Source
                                                                  -----            -----------          ------
A. Sources of Reserve Splits:
   1. Total FFB Cash Values                                           0                N/A               Ext
   2. Reinsured FFB SA Values                                         0                     0            Ext
   3. Reinsured FFB GA Values
      a. Fixed Account Values                                         0
      b. Loan Collateral Fund                                         0
      c. Total Reinsured FFB GA Values                                0                     0            Ext
                                                                  -----             ---------
   4. Total Reinsured FFB Cash Values                                 0                     0


B. CRVM Statutory Reserves Split between SA and GA:
   1. Total FFB CRVM Statutory Reserves                               0               N/A                Ext
   2. Reinsured FFB CRVM Statutory Reserves - Total                   0                     0            Ext
   3. Reinsured FFB CRVM Statutory Reserves - SA only                 0                     0
   4. Reinsured FFB CRVM Statutory Reserves - GA only                 0                     0

C. Additional Reserves Split between SA and GA:
   1. Reinsured Mortality Charge Reserves - GA only                   0                     0            Ext
   2. Reinsured IPC Reserves - Total (.02 x B(2))                     0                     0
   3. Reinsured IPC Reserves - SA only                                0                     0
   4. Reinsured IPC Reserves - GA only                                0                     0

D. Other GA Reserves and Liabilities
   1. Exhibit II, Part I, Column 3, Line 4a Liability                 0                     0            Acct
   2. Disabled Lives Reserves                                         0                     0            Acct
   3. Other Reserves and Liabilities                                  0                     0            Acct
                                                                  -----             ---------
   4. Total Other GA Reserves and Liabilities                         0                     0

E. Total Reinsured FFB SA Reserves and Liabilities                    0                     0

F. Total Reinsured FFB GA Reserves and Liabilities                    0                     0

Sources:
  Ext    WMA VUL Mod-Co Seriatim File
  Acct   Financial Reporting Accounting and Death Claim Report

                          Schedule F - Annual Reports
                    Exhibit of Life Insurance (NAIC format)
                         WRL Financial Freedom Builder
                              Modified Coinsurance
                                  30-Jun-1998


                                                      Ordinary
                                            ---------------------------
                                                  3             4
                                             Number of        Amount of
      (Year-to-Date Figures Shown:)          Policies       Insurance(a)       Source
                                           -------------   -------------
1.    In Force end of Previous Year:                0               0          F(ar)
--------------------------------------------------------------------------------------
2.    Issued during year:                           0               0         E2(qpr)
--------------------------------------------------------------------------------------
3.    Reinsurance Assumed:                          0               0
--------------------------------------------------------------------------------------
4.    Revived during year:                          0               0         E2(qpr)
--------------------------------------------------------------------------------------
5.    Increased during year (net):                  0               0
--------------------------------------------------------------------------------------
5A.   Subtotals, (Lines 2 to 5)                     0               0
--------------------------------------------------------------------------------------
6.    Additions by dividends:                       0               0
--------------------------------------------------------------------------------------
7.    Aggregate write-ins for increases:            0               0
--------------------------------------------------------------------------------------
8.    Totals (Lines 1 and 5A to 7)                  0               0
--------------------------------------------------------------------------------------
      Deductions during year:
--------------------------------------------------------------------------------------
9.    Death:                                        0               0         E2(qpr)
--------------------------------------------------------------------------------------
10.   Maturity                                      0               0         E2(qpr)
--------------------------------------------------------------------------------------
11.   Disability:                                   0               0         E2(qpr)
--------------------------------------------------------------------------------------
12.   Expiry:                                       0               0         E2(qpr)
--------------------------------------------------------------------------------------
13.   Surrender:                                    0               0         E2(qpr)
--------------------------------------------------------------------------------------
14.   Lapse:                                        0               0         E2(qpr)
--------------------------------------------------------------------------------------
15.   Conversion:                                   0               0
--------------------------------------------------------------------------------------
16.   Decreased (net):                              0               0
--------------------------------------------------------------------------------------
17.   Reinsurance:                                  0               0
--------------------------------------------------------------------------------------
18.   Aggregate write-ins for decreases:            0               0
--------------------------------------------------------------------------------------
19.   Totals (Lines 9 to 18):                       0               0
--------------------------------------------------------------------------------------
20.   In force end of year (Line 8 minus Line 19):  0               0
--------------------------------------------------------------------------------------
21.   Reinsurance ceded end of year:              XXX               0
--------------------------------------------------------------------------------------
22.   Line 20 minus Line 21                       XXX               0
--------------------------------------------------------------------------------------

(a) Amounts of life insurance in this exhibit shall be shown in thousands (omit 000).




Sources:
E2(qpr)   Schedule E2 - Quarterly Production Report
 F(ar)    Schedule F - Annual Report from Prior Year

                        Schedule G -- Quarterly Reports
       Quarterly Interest Credit (Debit) on Modified Coinsurance Reserve
                         WRL Financial Freedom Builder
                              Modified Coinsurance
                                  30-Jun-1998


                                                                                    Change in
                                                                   Detail of        Separate            WMA
                                                                 Transfers-in     Account Value     Quota Share     Source
                                                                 ------------     -------------     -----------     ------


A. S/A Value as of 31-Mar-1998                                                                0               0      G(qr)

B. Increases in Separate Account Value during the quarter
   1. Gross premiums (SA + FA) Ceded                                                          0               0     E2(qpr)
   2. Transfers-in from the Fixed Account                                                     0               0
           Interfund Transfers to Separate Account                          0                                       E2(qpr)
           Fixed Account Value of Surrenders                                0                                       E2(qpr)
           Fixed Account Value of Not-Taken Refunds                         0                                       E2(qpr)
           Fixed Account Value of Maturities                                0                                       E2(qpr)
           Fixed Account Value of Disabilities                              0                                       E2(qpr)
           Fixed Account Value of Partial Withdrawals                       0                                       E2(qpr)
           Fixed Account Value of Death Claims                              0                                       E2(qpr)
                                                                 ------------------------------     -----------
   3. Total increases                                                                         0               0


                                               Benefits Paid       WMA          Chg. in Cash Value        WMA
                                                S/A + Fixed     Quota Share        S/A + Fixed         Quota Share
                                               ------------     -----------     ------------------     -----------
C. Decreases in Separate Account Value
     during the quarter
   1. Surrenders                                          0               0                      0               0    E2(qpr)
   2. Not-Taken Refunds                                   0               0                      0               0    E2(qpr)
   3. Maturities                                          0               0                      0               0    E2(qpr)
   4. Disabilities                                        0               0                      0               0    E2(qpr)
   5. Partial Withdrawals                                 0               0                      0               0    E2(qpr)
   6. Death Claims                                        0               0                      0               0    E2(qpr)
   7. Transfers-out to the Fixed Account
           Gross Premiums to Fixed Account   0                                                                        E2(qpr)
           Transfers for New Loans Taken     0                                                                        E2(qpr)
           Transfers-out to Fixed Account    0                                                                        E2(qpr)
                                               ---------------------------------------------------     -----------
   8. Total Decreases                                     0               0                      0               0

D. Separate Account Value as of 30-Jun-1998                                                      0               0     H(qr)

E. Policyholder Investment Gain on Separate Account
    Value as of the end of the quarter = D-[A+B(3)-C(8)]                                         0               0



The Column headed "WMA Quota Share" shows the adjustment by the Quota Share Percentage.

Sources:
  G(qr)     Schedule G -- Quarterly Report for prior quarter
  H(qr)     Schedule H -- Quarterly Mod-Co Reserve Adjustment
 E2(qpr)    Schedule E2 -- Quarterly Production Report
  Ext       WMA VA Mod-Co Seriatim File

                         Schedule H - Quarterly Reports
               Quarterly Modified Coinsurance Reserve Adjustment
                         WRL Financial Freedom Builder
                              Modified Coinsurance
                                  30-Jun-1998



                                                                                WMA
                                                                   Total     Quota Share     Source
Increase in Modified Coinsurance Reserve Payable to WMA to WRL

A. Total Modified Coinsurance Reserve as of        31-Mar-1998         0               0     E3(qrr)

B. Total Modified Coinsurance Reserve as of        30-Jun-1998         0               0     E3(qrr)

C. Increase in Modified Coinsurance Reserve = B - A                    0               0
   (=Increase in Separaate Account Value)


The column headed "WMA Quota Share" shows the adjustment by the Quota Share Percentage.


Sources:
 E3(qrr)  Schedule E3 - Quarterly Reserve Report

                         Schedule I - Quarterly Reports
                      Quarterly Target Surplus Adjustment
                         WRL Financial Freedom Builder
                              Modified Coinsurance
                                  30-Jun-1998


                                                                                                   WMA
                                                                         Total                 Quota Share              Source
                                                                         -----                 -----------             --------
A. Total SA Value as of the end of the previous quarter                    0                        0                   E3(qrr)

B. Target Surplus on SA Value (* x A)                                      0                        0                   WRL

C. Total SA Value as of the end of the current quarter                     0                        0                   E3(qrr)

D. Target Surplus on SA Value (* x C)                                      0                        0                   WRL

E. Increase in SA Target Surplus (D - B)                                   0                        0
        (= SA Target Surplus Adjustment)

F. Interest Credit on Target Surplus                                       0                        0                   WRL
        (B x (* Exp. (#days in quarter/365)-1



The column headed "WMA Quota Share" shows the adjustment by the Quota Share Percentage.


Sources:
--------
E3(qrr)     Schedule E3 - Quarterly Reserve Report
 WRL        Actual WRL method, based on factors determined by WRL.

* Material omitted pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                          Schedule J - Monthly Report
               Monthly M&M and Asset Based Allowance Calculations
                         WRL Financial Freedom Builder
                                  30-Jun-1998


M&E ANNUAL RATE:                       0.90%
NUMBER OF DAYS IN REPORTING PERIOD:      30
NUMBER OF BUSINESS DAYS IN PERIOD:       19

                                                  MONEY                                 STRATEGIC   EMERGING   AGGRESSIVE
                                         TOTAL    MARKET    BOND     GROWTH  GLOBAL   TOTAL RETURN   GROWTH      GROWTH     BALANCED
                                         -----    ------    ----     ------  ------   ------------   -------     ------     --------
A. Average TNA for the current month         0        0        0         0       0            0           0          0            0

B. Average Daily Cash Change (sum of
   daily cash changes/# days in
   current month)                            0        0        0         0       0            0           0          0            0

C. Average Daily M&E fee
   (A x M&E)/365                             0        0        0         0       0            0           0          0            0

D. Average Daily Dividend Receivable
   Balance (Money Market Only) for
   the current month                         0        0        0         0       0            0           0          0            0

E. Adjusted Monthly Average TNA
   (A - B + C - D)                           0        0        0         0       0            0           0          0            0

F. Annual Asset Based Allowance
   Factor (WRL only)                               0.25%    0.25%     0.40%   0.40%        0.40%       0.40%      0.40%        0.40%


G. Asset Based Allowance for
   Month (Entire Fund)
   (F x E x #days in month)/365              0        0        0         0       0            0           0          0            0

H. M&E fees for Month (Entire Fund)
   (A x M&E x #days in month)/365            0        0        0         0       0            0           0          0            0

I. S/A Value by Fund for all FFBs            0        0        0         0       0            0           0          0            0

J. S/A Value by Fund for Reinsured
   Contracts by Issue Year
                              1998           0        0        0         0       0            0           0          0            0
                              1999           0        0        0         0       0            0           0          0            0
                              2000           0        0        0         0       0            0           0          0            0

K. Asset Based Allowance by
   Issue Year (G x J)/I
                              1998           0        0        0         0       0            0           0          0            0
                              1999           0        0        0         0       0            0           0          0            0
                              2000           0        0        0         0       0            0           0          0            0

L. M&E fees for Month by
   Issue Year  (H x J)/I
                              1998           0        0        0         0       0            0           0          0            0
                              1999           0        0        0         0       0            0           0          0            0
                              2000           0        0        0         0       0            0           0          0            0


 Growth      Tactical     C.A.S.E.       Real       Value      International        U.S.       3rd Ave.
& Income      Asset        Growth       Estate      Equity         Equity          Equity        Value
--------     --------     --------      ------      ------     -------------       ------      --------

       0            0            0           0           0                 0            0             0

       0            0            0           0           0                 0            0             0
       0            0            0           0           0                 0            0             0

       0            0            0           0           0                 0            0             0

       0            0            0           0           0                 0            0             0

       0            0            0           0           0                 0            0             0

    0.35%        0.40%        0.40%       0.40%       0.40%             0.50%        0.40%         0.40%

       0            0            0           0           0                 0            0             0

       0            0            0           0           0                 0            0             0

       0            0            0           0           0                 0            0             0

       0            0            0           0           0                 0            0             0
       0            0            0           0           0                 0            0             0
       0            0            0           0           0                 0            0             0

       0            0            0           0           0                 0            0             0
       0            0            0           0           0                 0            0             0
       0            0            0           0           0                 0            0             0

       0            0            0           0           0                 0            0             0
       0            0            0           0           0                 0            0             0
       0            0            0           0           0                 0            0             0

                                   Schedule K


WMA Life Insurance Co., Inc.
Reinsured Death Claims Reported
                            Claims Reported From:  06/01/1998   To:  06/30/1998
                            Report Run Date:       July 02, 1998
-------------------------------------------------------------------------------------------------------
    Claim      State      Name      Sex      Issue      Policy      Risk      Option      Plan
                                              Age       Number      Class      Code       Code
-------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
  Issue      Death       Date       Face      Reinsurance      Cash      Interest    Expense     Date    Remark
  Date       Date      Reported    Amount       Amount         Value      Amount       Paid      Code     Code
---------------------------------------------------------------------------------------------------------------


WMA Life Insurance Co., Inc.
Reinsured Death Claims Paid
                         Claims Paid From:         06/01/1998   To:  06/30/1998
                         Report Run Date:          July 02, 1998

-------------------------------------------------------------------------------------------------------
    Claim      State      Name      Sex      Issue      Policy      Risk      Option      Plan
                                              Age       Number      Class      Code       Code
-------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
  Issue      Death       Date       Face      Reinsurance      Cash      Interest    Expense     Date    Remark
  Date       Date      Reported    Amount       Amount         Value      Amount       Paid      Code     Code
---------------------------------------------------------------------------------------------------------------



WMA Life Insurance Co., Inc.
Reinsured Death Claims Outstanding
                         Claims Outstanding On:    06/01/1998   To:  06/30/1998
                         Report Run Date:          July 02, 1998

-------------------------------------------------------------------------------------------------------
    Claim      State      Name      Sex      Issue      Policy      Risk      Option      Plan
                                              Age       Number      Class      Code       Code
-------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
  Issue      Death       Date       Face      Reinsurance      Cash      Interest    Expense     Date    Remark
  Date       Date      Reported    Amount       Amount         Value      Amount       Paid      Code     Code
---------------------------------------------------------------------------------------------------------------